Exhibit 10.1


                        LINE OF CREDIT AGREEMENT

Date:  June 4, 2002


     THIS AGREEMENT is entered into between BIOPHAN TECHNOLOGIES, INC., a Nevada corporation having an office address at 150 Lucious Gordon Drive, Suite 201,West Henrietta, New York 14586 (hereinafter referred to as the "Borrower") and BIOMED SOLUTIONS, LLC, a New York limited liability company having an office at 150 Lucious Gordon Drive, Suite 201, West Henrietta,
 New York  14586 (hereinafter the "Lender").

     The Lender has agreed to lend Borrower an amount up to Two Hundred Fifty Thousand Dollars ($250,000.00) in accordance with the terms of this Agreement.

1. COMMITMENT. The Lender agrees to make loans to the Borrower at any time during this Agreement and prior to the Termination Date, in an aggregate principal amount up to but not exceeding the sum of $250,000 at any one time outstanding (herein called the "Commitment"). Advances shall be requested and made in accordance with the terms of paragraph 8 hereof. During this period, the Borrower may use the Commitment by borrowing, paying, renewing or prepaying the outstanding balance as reflected by this Agreement, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Commitment shall extend through September 1, 2002, which date shall be the Termination Date. During the term of the Commitment, Borrower's obligations shall be represented by the Lender's Convertible Promissory Note in the form attached hereto as Exhibit A.

2. NOTICE OF BORROWING. The Borrower shall give the Lender written notice of the date and the amount of each proposed borrowing pursuant to the Commitment, which notice shall comply with the requirements of paragraph 8 hereof. On or before the date specified in such notice, the Lender will make the amount then to be loaned by it available to the Borrower by deposit in Borrower's account maintained at the Lender.

3. INTEREST. The Borrower shall pay interest upon the amount at any time outstanding upon the Note, at the rate of eight percent (8%) per annum. Interest on the outstanding balance of principal advanced shall accrue and be payable upon payment or prepayment in full of the unpaid principal balance.

4. VOLUNTARY PREPAYMENTS. The Borrower may, at its option at any one time or from time to time, prepay either Note, in whole or in part, without premium or penalty, upon the payment of accrued interest on the amount prepaid to the date of prepayment.

5. PAYMENT. Payment shall be made on the Termination Date in accordance with the terms of the Note. All payments (including prepayments) by the Borrower on account of principal and interest on either Note shall be made to the Lender by corporate check at the address specified in the Note or by wire transfer.

6. WARRANTS. In consideration of the Commitment, the Lender shall receive warrants to purchase 75,000 shares of common stock of the Borrower, at an exercise price of $1.00 per share. In the event that this Note is not repaid in full within 30 days after the Termination Date, then Lender shall receive warrants for an additional 50,000 shares for each month there after in which the Note remains unpaid. Lender shall also receive warrants with respect to accrued interest, in an amount of shares equal to the amount of accrued interest divided by 2, which warrants shall be issued upon payment of the interest (or upon election of conversion). The form of Warrant is attached hereto as Exhibit B.

8. USE OF PROCEEDS. The proceeds of the loans made hereunder shall be used for the corporate working capital purposes of the Borrower

9. TRANSFER AGREEMENT. The parties have entered into a Transfer Agreement, dated December 1, 2000, amended June 12, 2001, pursuant to which Lender transferred certain technology to Borrower, and Borrower agreed to pay Lender $500,000, which payment is due on June 1, 2002. The due date for that payment is hereby extended to September 1, 2002; at the Borrower's option, that due date may be further extended to December 1, 2002. The failure to make the payments due under this Note shall constitute an event of default under the Transfer Agreement, and Lender shall have the right thereupon to declare the payment due under the Transfer Agreement immediately due and payable.

10. WARRANTS FOR TRANSFER AGREEMENT EXTENSION. The Lender shall receive warrants to purchase 250,000 shares of common stock of Borrower, at an exercise price of $1.00 per share, in consideration of the extension of the Transfer Agreement payment to September 1, 2002. If the Borrower shall exercise its option to extend the Transfer Agreement payment to December 1, 2002, the Lender shall receive an additional 125,000 warrants.

11. EVENTS OF DEFAULT. Upon the occurrence of any of the following Events of Default:

     a. Failure by the Borrower to pay the principal of or interest upon the Note within 30 days after the Termination Date;

     b. If any representation or warranty made by the Borrower in any certificate or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been untrue or misleading in any material respect;

     c.  Fifteen (15) days after notice from Lender, if the Borrower shall:
         (A) default in the payment of principal or interest on any obligation for borrowed money (other than the Note), or for the deferred purchase price of property, beyond the period of grace, if any, provided with respect thereto, or (B) default in the performance or observance of any other term, condition, or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity.

     d.  (A) The Borrower shall commence any case, proceeding, or other action
         (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment of the benefit of its creditors; (B) there shall be commenced against the Borrower, any case, proceeding, or other action of a nature referred to in clause (A) above or seeking issuance of a warrant of attachment, execution, restraint, or similar process against all or any substantial part of its property, which case, proceeding, or other action (i) results in the entry of an order for relief, or (ii) remains undismissed, undischarged, or unbonded for a period of 60 days; (C) the Borrower shall take any action indicating its consent to, approval of, acquiescence in, or in furtherance of any of the acts set forth in clauses (A) and (B) above; or (D) the Borrower shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

     e. The Borrower shall be dissolved or liquidated; then, and in any such event, the Lender may by notice to the Borrower declare the Commitment immediately terminated and/or any amounts outstanding hereunder to be forthwith due and payable, whereupon the Commitment shall be immediately terminated and/or the outstanding principal amount of the Note, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

12.  MISCELLANEOUS.

     a. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed as set forth above or to such other address as may be hereafter designated in writing by the respective parties hereto.

     b. No Waiver, Cumulative Remedies, Amendment. No failure to exercise and no delay in exercising on the part of the Lender, any right, power, or privilege hereunder or under either Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification or waiver of any provision of this Agreement nor consent to any departure by the Borrower from the provisions hereof shall be effective unless the same shall be in writing from the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to the Borrower shall entitle the Borrower to any other or further notice in other similar circumstances unless expressly provided for herein. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the rights of the Lender under this Agreement.

     c. Payment of Fees. The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the enforcement of, or the preservation of rights arising under, either Note, including reasonable legal fees and disbursements arising in connection therewith.

     d. Survival of Agreements. All agreements, representations, and warranties made herein and in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and the making and renewal of loans hereunder and shall continue in full force and effect until the indebtedness of the Borrower under either Note has been paid in full.

     e. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interests hereunder without the prior written consent of the Lender.

     f. Construction. This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of New York.
13. REGISTRATION. The Borrower agrees that the shares of its common stock which underlie the Warrants granted hereunder and the conversion of the Note shall bear "piggyback" registration rights on any registration statement filed by the Borrower, not including the currently contemplated registration statement for shares to be purchased by Bonanza, as more fully spelled out in the Warrant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date set forth above.

                                            BORROWER:

                                            BIOPHAN TECHNOLOGIES, INC.


                                            By: /s/Guenter Jaensch
                                                ---------------------------
                                            Printed Name: Guenter Jaensch
                                                         ------------------

                                            Title: Chairman
                                                  -------------------------




                                            LENDER:

                                            BIOMED SOLUTIONS, LLC


                                            By:  /s/Michael L. Weiner
                                                ----------------------------
                                            Printed Name: /Michael L. Weiner
                                                         -------------------
                                            Title:  Manager
                                                  --------------------------